Vistaprint Selects Wix as the Technology Layer for its Millions of Small Business Customers Worldwide to Create, Manage and Grow their Business Online Groundbreaking technology integration ensures small business success by combining Vistaprint’s customization platform with a professional and comprehensive online presence built on Wix’s leading SaaS technology The alliance is a significant step in Vistaprint’s journey of becoming the expert design and marketing partner for small businesses and is a key step for Wix in achieving its goal to offer products and services that are the best option for any type of user and for any type of business New York, August 11, 2021 – Vistaprint, the world’s leading small business solution for design, print and marketing needs, and Wix (Nasdaq: WIX), a leading global SaaS platform to create, manage and grow an online presence, today announced a visionary integration of services and products for small businesses to accelerate their digital presence. Vistaprint has selected Wix to power the creation and management of the websites and related products for its customers as part of the company’s vision to become the world’s leading design and marketing partner for small businesses. The combination of Wix and Vistaprint will increase small business success by synchronizing their marketing, online and offline. Customers using Vistaprint to build brand and marketing strategies will soon be able to use the Wix platform to create and manage a fully customizable and comprehensive online presence for their business. Users will have the option of creating a professional online presence themselves using all of the Wix creation products -- the Wix Editor, Wix ADI or Editor X -- or hiring an expert on creating Wix sites through 99designs by Vistaprint, the global creative platform that makes it easy for freelance designers and clients to work together. In addition, Vistaprint customers can take advantage of the Wix eCommerce platform to grow any type of business -- such as a retail store, fitness studio, restaurant or event, among many more -- and manage key online workflows such as online marketing and communications using Ascend by Wix and payments using Wix Payments. “This partnership between Vistaprint and Wix allows us to truly be the marketing and design partner that serves small businesses with end-to-end solutions no matter where they are in their journey, from day zero to year 10 and beyond,” said Robert Keane, Founder and CEO at Vistaprint. “We know the starting point of a small business journey is oftentimes a logo and an online presence and quickly grows from there. A small business will be able to go to Vistaprint and get the best design for their business from our 99designs by Vistaprint service, create customized merch and marketing materials with Vistaprint, and tap into an amazing technology solution with Wix in one seamless experience. We selected Wix to be our preferred partner because of their product innovation and technology advantage to offer the best to our customers, and this combined experience with Vistaprint and Wix will ensure small business owners have everything they need to put their best foot forward.” Vistaprint has more than 17 million customers, all of which will be introduced to Wix to create and manage their online presence while continuing to utilize the Vistaprint platform for design and marketing solutions. Existing sites built using Vistaprint’s solutions will seamlessly migrate to Wix, and this partnership is expected to deliver hundreds of thousands of new subscriptions to Wix within five years. The parties also agreed to negotiate follow-on deals that will make Vistaprint a primary print partner of Wix for physical marketing solutions and that will enable customers of the joint Vistaprint and Wix offering to connect seamlessly with professional designers through 99designs by Vistaprint. The Vistaprint x Wix integration experience will be rolled out throughout 2022. “Together, Wix and Vistaprint are empowering small businesses to have complete, professional digital presences with capabilities to manage, grow and succeed,” said Nir Zohar, President and COO at Wix. “This partnership demonstrates the robustness of Wix’s products for both self- creators and creators who build sites for others. Vistaprint’s robust product set attracts millions of customers looking to efficiently build their small businesses online and bring consistency to how they present themselves online and offline. Just as Amazon and Google have become the technology layer for the cloud, Wix is striving to become the technology layer for digital presence, and this alliance is evidence that we are on our way to achieving this goal.” To learn more, visit our Customer FAQ page: https://news.vistaprint.com/vistaprint-wix- partnership-faqs About Wix.com, Ltd Wix (Nasdaq: WIX) is leading the way with a cloud-based website development platform for over 200 million registered users worldwide today. The Wix website builder was founded on the belief that the Internet should be accessible to everyone to develop, create and contribute. Through free and premium subscriptions, Wix empowers millions of businesses, organizations, artists, and individuals to take their businesses, brands and workflow online. The Wix Editor, Wix ADI, Editor X, a curated App Market, Ascend by Wix and Velo by Wix enable users to build and manage a fully integrated and dynamic digital presence. Wix's headquarters are in Tel Aviv with offices in Austin, Be'er Sheva, Berlin, Cedar Rapids, Denver, Dnipro, Dublin, Kyiv, Krakow, Los Angeles, Miami, New York, Phoenix, San Francisco, São Paulo, Tokyo and Vilnius. Visit: Wix blog, Facebook, Twitter, Instagram, LinkedIn and Pinterest. Download: Wix App is available for free on Google Play and in the App Store. For more about Wix, please visit: Press Room About Vistaprint Vistaprint is the design and marketing partner to millions of small businesses around the world, empowering each one to live their dreams. For more than 20 years, we have helped small businesses look, work, and feel credible through high-quality marketing products and solutions that include signage, logo apparel, promotional products, face masks, flyers, postcards, business cards, websites and digital marketing. With Vistaprint, small businesses are able to create and customize their marketing with easy-to-use digital tools and design templates, or by receiving expert graphic design support. In 2020, Vistaprint acquired 99designs to expand its design offering via a worldwide community of more than 150,000 talented freelance designers to make it easy for designers and clients together to create designs they love. Vistaprint is focused on making great marketing and design accessible to every small business owner, allowing them to create a cohesive brand image for use in-store, online and on-the-go. Vistaprint is a Cimpress company (Nasdaq: CMPR). To learn more, visit: www.vistaprint.com. Media Relations Contacts: ● Wix: PR@wix.com ● Vistaprint: PublicRelations@vistaprint.com Investor Relations Contacts: ● Wix: ir@wix.com ● Vistaprint: ir@cimpress.com # # #